Exhibit (a)(1)(ii)

Letter of Transmittal

3.125% Convertible Senior Debentures due 2026

(CUSIP Numbers 11161EAB7; 11161EAA9)

of

Broadwing Corporation

Pursuant to the Notice of Designated Event and Offer to Purchase

dated January 12, 2007

The Offer will expire at 11:59 p.m., Eastern time, on Friday, February 9, 2007 unless extended or earlier terminated (such time and date is referred to as the “Designated Event Expiration Time”). Holders must tender their Debentures in the manner described below on or prior to the Designated Event Expiration Time to receive the purchase price. Debentures tendered in the Offer may be withdrawn at any time prior to the Designated Event Expiration Time.

The Paying Agent and Depositary for the Offer to Purchase is:

The Bank of New York

By Facsimile: (212) 298-1915

To Contact by Mail:

The Bank of New York

101 Barclay Street - 8 West

New York, NY 10286

Attn: Corporate Trust Reorganization Unit

IMPORTANT INFORMATION

All capitalized terms used but not defined herein have the meanings ascribed to them in the Notice of Designated Event and Offer to Purchase (the “Offer to Purchase”).

This Letter of Transmittal is to be used by registered holders (the “Holders”) of the 3.125% Convertible Senior Debentures due 2026 (the “Debentures”) of Broadwing Corporation, a Delaware corporation (“Broadwing”). This Letter of Transmittal is to be used by such Holders if tender of Debentures is to be made by book-entry transfer to the Depositary’s account at The Depository Trust Company (“DTC”) pursuant to the procedures set forth under the caption “The Offer — Procedures for Tendering Debentures” in the Offer to Purchase, and instructions are not being transmitted through the DTC Automated Offer Program (“ATOP”).

Holders who are accepting the Offer by book-entry transfer to the Depositary’s account at DTC can execute their tender through ATOP. Participants of DTC that are accepting the Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Depositary’s account at DTC. DTC will then send an Agent’s Message (“Agent’s Message”) to the Depositary for its acceptance. Delivery of the Agent’s Message by DTC will satisfy the terms of the Offer in lieu of execution and delivery of a Letter of Transmittal by the participant identified in the Agent’s Message. Accordingly, the Letter of Transmittal need not be completed by a Holder tendering through ATOP.

Delivery of this Letter of Transmittal to an address other than as set forth above, or of instructions via a facsimile number other than as listed above, will not constitute a valid delivery.

Note that the Offer does not include a provision for delivering Debentures after the Designated Event Expiration Time pursuant to a Notice of Guaranteed Delivery. Therefore, all Debentures must be tendered and received on or prior to the Designated Event Expiration Time.

The Offer is not being made to (nor will tenders of Debentures be accepted from or on behalf of) Holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

Holders that validly tender their Debentures on or prior to the Designated Event Expiration Time, upon consummation of the Offer, will be paid 100% of the principal amount of each $1,000 principal amount of Debentures tendered, together with $7.29 per $1,000 principal amount of the Debentures, representing the accrued and unpaid interest to, but excluding, February 9, 2007 (the “Purchase Price”), on the Payment Date (as defined below). The payment date (the “Payment Date”) will be the date promptly following the Designated Event Expiration Time on which the Company accepts Debentures for payment pursuant to the Offer. Debentures may not be withdrawn at any time after the Designated Event Expiration Time.

Delivery of documents to DTC does not constitute delivery to the Depositary.

The Offer is subject to the satisfaction or waiver of certain conditions specified in the Offer to Purchase.

The undersigned should complete, execute and deliver this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Offer.

List below the Debentures to which this Letter of Transmittal relates. If the space provided is inadequate, list the principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal. Tenders of Debentures will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.

DESCRIPTION OF 3.125% CONVERTIBLE SENIOR DEBENTURES DUE 2026 OF BROADWING CORPORATION
Name(s) and Address(es) of Registered Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in which Debentures are Held (please fill in if blank)	Aggregate Principal Amount Represented

Total Principal Amount of Debentures
* Need not be completed by Holders tendering by book-entry transfer.

The names and addresses of the registered Holders should be printed, if not already printed above, exactly as they appear on the Debentures tendered hereby. The Debentures and the principal amount of Debentures that the undersigned wishes to tender should be indicated in the appropriate boxes.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

TENDER OF NOTES

☐        CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN DTC MAY DELIVER NOTES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

Ladies and Gentlemen:

The undersigned hereby tenders to Broadwing Corporation, a Delaware corporation (the “Company” or “Broadwing”) and a wholly owned subsidiary of Level 3 Communications, Inc. (“Level 3”), on the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in accordance with this Letter of Transmittal, the principal amount of Debentures indicated in the table above entitled “Description of 3.125% Convertible Senior Debentures due 2026 of Broadwing Corporation” under the column heading “Principal Amount Tendered.” The Company’s obligation to accept for payment, and to pay for, Debentures validly tendered pursuant to the Offer are subject to the terms and conditions set forth in the Offer to Purchase under “The Offer — Conditions to the Offer” and in this Letter of Transmittal.

A “Designated Event” (as defined in the Indenture governing the Debentures) occurred on January 3, 2007 as a result of the merger (the “Merger”) of (i) Level 3 Services, Inc., a wholly owned subsidiary of Level 3 (“Merger Sub”) with and into the Company and (ii) the Company with and into Level 3 Colorado, Inc., a wholly owned subsidiary of Level 3 (“Sister Subsidiary”), each pursuant to the Agreement and Plan of Merger, dated as of October 16, 2006, as amended by an Amendment, dated as of November 21, 2006 (the “Merger Agreement”), among the Company, Level 3, Merger Sub and Sister Subsidiary. As a result of the Designated Event, and as required by the Indenture, the Company is offering each Holder of the Debentures the option to have such Holder’s Debentures repurchased by the Company, upon and subject to the terms and conditions of the Offer to Purchase and this Letter of Transmittal. In accordance with the Indenture, the Company is offering to purchase each $1,000 principal amount of the Debentures at a purchase price of 100% of the principal amount, together with $7.29 per $1,000 principal amount of the Debentures, representing the accrued and unpaid interest to, but excluding, February 9, 2007. On February 9, 2007 (the “Designated Event Repurchase Date”), the Company will purchase all Debentures properly tendered and not withdrawn as of the Designated Event Expiration Time, unless the offering period is extended or earlier terminated.

Subject to, and effective upon, the acceptance for payment of, and payment for, the principal amount of Debentures tendered herewith in accordance with the terms and subject to the satisfaction or waiver of the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Debentures tendered hereby, waives any and all other rights with respect to the Debentures (including, without limitation, any existing or past defaults and their consequences in respect of the Debentures and the Indenture) and releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, the Debentures, including without limitation any claims that the undersigned is entitled to receive additional principal or interest payments with respect to the Debentures or to participate in any redemption or defeasance of the Debentures. The undersigned hereby irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Depositary also acts as the agent of the Company) with respect to such Debentures, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(1) present such Debentures and all evidences of transfer and authenticity to, or transfer ownership of, such Debentures on the account books maintained by DTC to, or upon the order of, the Company;

(2) present such Debentures for transfer of ownership on the books of the Company; and

(3) receive all benefits and otherwise exercise all rights of beneficial ownership of such Debentures.

The undersigned understands that tenders of Debentures may be validly withdrawn by written, telegraphic or facsimile notice of withdrawal received by the Depositary at any time prior to 11:59 p.m., Eastern time, on the Designated Event Expiration Time, but not thereafter. In the event of a termination of the Offer, Debentures will be credited to the account maintained at DTC from which such Debentures were delivered. If the Company makes a material change in the terms of, or information concerning, the Offer, the Company will disseminate additional Offer materials to the Holders of Debentures and extend the Offer to the extent required by law.

The undersigned understands that tenders of Debentures pursuant to any of the procedures described in the Offer to Purchase and in the instructions hereto and acceptance of such Debentures by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the satisfaction or waiver of the conditions of the Offer. For purposes of the Offer, the undersigned understands that validly tendered Debentures (or defectively tendered Debentures with respect to which the Company has, or has caused to be, waived such defect) will be deemed to have been accepted by the Company if, when the Company gives oral (confirmed in writing) or written notice thereof to the Depositary.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Debentures tendered hereby and that when such tendered Debentures are accepted for payment by the Company, the Company will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Debentures tendered hereby.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned understands that the delivery and surrender of any Debentures is not effective, and the risk of loss of the Debentures does not pass to the Depositary, until receipt by the Depositary of this Letter of Transmittal (or a manually signed facsimile hereof), properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Debentures will be determined by the Company, in its sole discretion, which determination shall be final and binding.

Unless otherwise indicated herein under “Special Issuance/Delivery Instructions,” the undersigned hereby request(s) that any checks for the Purchase Price be issued to the order of, and delivered to, the undersigned. In the event that the box entitled “Special Issuance/Delivery Instructions” is completed, the undersigned hereby request(s) that checks for the Purchase Price be issued in the name(s) of, and be delivered to, the person(s) at the address(es) therein indicated.

SPECIAL ISSUANCE/DELIVERY

INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if the Purchase Price is to be issued in the name of someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or to be issued to an address different from that shown in the box entitled “Description of 3.125% Convertible Senior Debentures due 2026 of Broadwing Corporation” within this Letter of Transmittal.

Name:
(Please print)

Address:
(Please print)

(Zip Code)

(Tax Identification or Social Security Number)

PLEASE SIGN HERE

(To be completed by all tendering Holders unless an Agent’s Message is delivered in connection with book-entry transfer of such Debentures)

This Letter of Transmittal must be signed by the registered Holder(s) exactly as such participant’s name appears on a security position listing as the owner of Debentures, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.

x
x

Signature(s) of Registered Holder(s) or Authorized Signatory (See guarantee requirement below)
Dated: , 2007
Name(s):
(Please print)

Capacity:
Address:
(Including Zip Code)
Area Code and Tel. Number:
Tax Identification or Social Security No.:

SIGNATURE GUARANTEE (see Instructions 1 and 4) (Certain Signatures must be guaranteed by a Medallion Signature Guarantor)
Authorized Signature:
Name:
(Please print)

Title:
Name of Eligible Institution:
Address:
(Include Zip Code)

Area Code and Telephone Number:
Dated: , 2007

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Signature Guarantees. A recognized participant (a “Medallion Signature Guarantor”) in the Securities Transfer Agents Medallion Program must guarantee the signatures on this Letter of Transmittal, unless the Debentures tendered hereby are tendered:

(a) by a registered Holder (or by a participant in DTC whose name appears on a security position listing as the owner of such Debentures) that has not completed the box entitled “Special Issuance/Delivery Instructions” on this Letter of Transmittal; or

(b) for the account of an Eligible Institution.

In other words, a Medallion Signature Guarantor must guarantee the signatures on this Letter of Transmittal if Debentures are tendered other than for the account of an Eligible Institution and:

(a) the Debentures are registered in the name of a person other than the signer of this Letter of Transmittal;

(b) Debentures not accepted for payment or not tendered are to be returned to a person other than the registered Holder; or

(c) payment of the Purchase Price is to be made to a person other than the registered Holder. See Instruction 5.

2. Delivery of Letter of Transmittal and Debentures. This Letter of Transmittal is to be completed by Holders if: tender of Debentures is to be made by book-entry transfer to the Depositary’s account at DTC pursuant to the procedures set forth under the caption “The Offer — Procedures for Tendering Debentures” in the Offer to Purchase, and instructions are not being transmitted through ATOP.

A confirmation of a book-entry transfer into the Depositary’s account at DTC of all Debentures delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by this Letter of Transmittal, must be received by the Depositary at its address set forth herein on or prior to the Designated Event Expiration Time. Delivery of documents to DTC does not constitute delivery to the Depositary.

The method of delivery of this Letter of Transmittal, the Debentures and any other required documents, including delivery through DTC and any acceptance or Agent’s Message delivered through ATOP, is at the option and risk of the tendering Holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed for such documents to reach the Depositary. Except as otherwise provided in this Instruction 2, delivery will be deemed made only when actually received by the Depositary. No alternative, conditional or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Debentures for payment.

3. Inadequate Space. If the space provided herein is inadequate, the principal amount represented by Debentures should be listed on a separate schedule attached hereto.

4. Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered Holders of the Debentures tendered hereby, the signatures must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the Debentures tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Debentures.

If any of the Debentures tendered hereby are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal. If any of the Debentures tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any Debentures or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority to so act must be submitted.

When this Letter of Transmittal is signed by the registered Holders of the Debentures listed and transmitted hereby, no endorsements of Debentures or separate instruments of transfer are required unless payment is to be made, or Debentures not tendered or purchased are to be issued, to a person other than the registered Holders, in which case signatures on such Debentures or instruments of transfer must be guaranteed by a recognized member of the Medallion Signature Guarantee Program.

If this Letter of Transmittal is signed other than by the registered Holders of the Debentures listed, the Debentures must be endorsed or accompanied by appropriate instruments of transfer, in either case, signed exactly as the name or names of the registered Holders appear on the Debentures, and signatures on such Debentures or instruments of transfer are required and must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of an Eligible Institution.

5. Special Issuance and Delivery Instructions. If a check is to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the “Special Issuance/Delivery Instructions” box above on this Letter of Transmittal should be completed. All Debentures tendered by book-entry transfer and not accepted for payment will be returned by crediting the account at DTC designated above as the account from which such Debentures were delivered.

6. Transfer Taxes. Except as set forth in this Instruction 6, the Company will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Debentures to it, or to its order, pursuant to the Offer. If payment of the Purchase Price is to be made to, or if Debentures not tendered or purchased are to be registered in the name of, any persons other than the registered owners, or if tendered Debentures are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer tax (whether imposed on the registered Holder or such other person) payable on account of the transfer to such other person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

7. Waiver of Conditions. The conditions of the Offer may be amended or waived by the Company, in whole or in part, at any time and from time to time in the Company’s sole discretion, in the case of any Debentures tendered.

8. Backup Withholding Tax; Internal Revenue Service Forms. To avoid the application of a 28% backup withholding tax on the Purchase Price, each tendering Holder (or other payee) should complete and provide to the Depositary an Internal Revenue Service (“IRS”) Form W-9 (in the case of a U.S. Holder) or an IRS Form W-8BEN or other appropriate IRS Form W-8 (in the case of a Non-U.S. Holder).

Each U.S. Holder, when completing an IRS Form W-9, is required to provide the Holder’s correct taxpayer identification number (“TIN”) (generally the Holder’s Social Security or federal employer identification number), along with certain other information, and to certify under penalties of perjury that the Holder is a U.S. person, such TIN is correct (or that such Holder is awaiting a TIN) and that the U.S. Holder (or other payee) is not subject to backup withholding. Alternatively, a Holder can prevent backup withholding by providing a basis for exemption from backup withholding. Failure to provide the correct information on IRS Form W-9 or an adequate basis for an exemption may subject the tendering U.S. Holder (or other payee) to a $50 penalty imposed by the Internal Revenue Service and federal income tax backup withholding at a rate of 28% on the payment of the Purchase Price. An IRS Form W-9, along with the accompanying instructions, has been included with this Letter of Transmittal for completion by U.S. Holders.

Non-U.S. Holders should not complete an IRS Form W-9. Instead, to avoid backup withholding, each Non-U.S. Holder should complete an IRS Form W-8BEN (or other appropriate type of IRS Form W-8). In the case of Non-U.S. Holders for which IRS Form W-8BEN is the appropriate form, only Parts I and IV of the IRS Form W-8BEN need to be completed to avoid U.S. backup withholding. Parts I and IV of the IRS Form W-8BEN require the Non-U.S. Holder to provide such Holder’s name and address, along with certain other information, and to certify, under penalties of perjury, that such Holder is not a U.S. person. Non-U.S. Holders may obtain an IRS Form W-8BEN and instructions (or other appropriate IRS Form W-8) from the Depositary or from the Internal Revenue Service’s website (http://www.irs.gov).

9. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Offer to Purchase or this Letter of Transmittal may be directed to the Depositary at the telephone number and location listed on the back cover of the Offer to Purchase. A Holder may also contact such Holder’s broker, dealer, commercial bank or trust company or nominee for assistance concerning the Offer.

IMPORTANT: This Letter of Transmittal (or a facsimile hereof), together with Debentures and all other required documents, must be received by the Depositary prior to 11:59 p.m., Eastern time, on the Designated Event Expiration Time with respect to Holders wishing to receive the Purchase Price.

IMPORTANT: Please include a properly completed IRS Form W-9 or IRS Form W-8. Failure to do so may result in the application of U.S. backup withholding tax. See Instruction 8.

The Paying Agent and Depositary for the Offer to Purchase is:

The Bank of New York

By Facsimile: (212) 298-1915

To Contact by Mail:

The Bank of New York

101 Barclay Street - 8 West

New York, NY 10286

Attn: Corporate Trust Reorganization Unit